Exhibit (c)(7)

CONFIDENTIAL 27 MARCH 2005

PRESENTATION TO THE BOARD OF DIRECTORS—VALUATION ANALYSIS

Project Solar

CONFIDENTIAL

Project Solar

The information herein has been prepared by Lazard based upon information supplied by Solar (the “Company”), or publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Management of the Company with respect to the anticipated future performance of the Company and its businesses. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any of its businesses, or concerning the solvency or fair value of the Company or any of its businesses. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. We assume no responsibility for updating or revising our analyses contained herein based on the circumstances or events occurring after the date of these materials. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Lazard is not responsible for and is not providing to the Company any tax, accounting, actuarial, legal or other specialist advice.

Our engagement and the following presentation are solely for the use and benefit of the Company’s Board of Directors. Our presentation does not address the merits of the underlying decision by the Company to engage in any transaction it may be considering and the relative merits of any such transaction as compared to other business strategies that might be available. In that regard, we were not authorized to, and did not, solicit third party indications of interest in acquiring all or a part of, or engaging in a business combination or any other strategic transaction with, the Company, nor have we been involved in the negotiation of any transaction. This presentation is not intended to and does not constitute a recommendation to any holder of shares of the Company as to whether such holder should take any action with respect to such shares. Furthermore, this presentation is not intended to confer rights and remedies upon any shareholders of the Company or any other person.

Lazard is acting as investment banker to the Company, and we will receive a fee for our services, a portion of which is contingent on the Company completing a sale transaction. Lazard has provided and may provide investment banking services to one or more of the investors in the investor group currently contemplating a transaction with the Company or to one or more of their respective portfolio companies for which we have received and may receive customary fees. In addition, in the ordinary course of our business, Lazard may actively trade shares of the Company’s common stock and other securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

CONFIDENTIAL

Project Solar

Table of Contents

I EXECUTIVE SUMMARY 1

II ADDITIONAL VALUATION MATERIALS

A Comparable Companies Analysis 21 B Discounted Cash Flow Analysis 25 C Precedent Transactions Analysis 30 Appendix 36

PROJECT SOLAR

I Executive Summary

PROJECT SOLAR

I EXECUTIVE SUMMARY

Introduction

Since the Board of Directors call on March 21, 2005, Solar has finalized the terms of the transaction with the consortium of private equity investors (“Parent”)(a) The key financial terms of the transaction include:

KEY TERMS

DESCRIPTION

Price: $36.00 per share of common stock for cash, implying an equity value and enterprise value of approximately $11.0 billion and $11.2 billion, respectively

Financing:

No financing contingency, subject to a 15 day marketing period for the Parent’s financing Subject to the absence of a Market MAC and Lender MAC (as defined in the Merger Agreement)

Board Recommendations:

Subject to fiduciary out

Closing Conditions:

Customary

Expected Closing Date:

Q3 2005 (after Solar shareholder vote)

Break-up Fee:

Reciprocal break-up fee of $300 million, approximately 2.7% of transaction equity value $200 million in the event of a sale of Availability Services

Funds Guarantee:

Up to a maximum of $300 million, plus certain specified fees

On Monday, March 21, 2005, the day that news leaked regarding a possible transaction and Solar’s subsequent public announcement, Solar’s stock price increased 24.5% to $31.07

Solar’s stock price closed at $31.55 on Thursday, March 24, 2005

(a) The entity formed by the consortium for purposes of acquiring Solar is referred to as the “Parent.”

PROJECT SOLAR

I EXECUTIVE SUMMARY

Introduction (cont’d)

The range of values presented herein for Solar are based on the following information and analyses:

Pro forma 2004(a) financial results and Management’s five-year financial forecast for calendar years 2005E-2009E – forecast reflects organic growth only and excludes acquisitions

A discussion and review session with key members of the Management team on Solar’s operations, financial performance, prospects and challenges

Analysis of the industries Solar participates in and trends in the environment in which Solar operates

Analysis of financial information on key competitors and/or similar publicly traded companies to determine appropriate valuation

Analysis of precedent transactions in the industry

Based on closing prices as of Friday March 18 (prior to the leak of the transaction), unless specified otherwise

Given the distinct nature and growth characteristics of the Investment Support Services and Higher Education/Public Sector Systems (“ISS/HE/PS”) and the Availability Services (“AS”) business, each has been valued separately

(a) 2004 results are pro forma to include all announced/closed acquisitions.

PROJECT SOLAR

I EXECUTIVE SUMMARY

Overview of Trading Statistics

($ in millions, except per share figures)

MARKET CAPITALIZATION

	3/18/05	3/24/05	Offer Price
Stock Price	**$24.95**	**$31.55**	**$36.00**
% of 52-Week High [(a)]	*87.1%*	*110.2%*	*125.7%*
% of 52-Week Low [(a)]	*110.7%*	*140.0%*	*159.7%*
Average One-Week Price	$25.08	$31.43	--
Average Four-Week Price	$25.62	$26.83	--
Diluted Shares Outstanding [(b)]	295	300	304
Equity Value	**$7,362**	**$9,479**	**$10,952**
Plus: Debt [(c)]	$517	$517	$517
Less: Cash [(d)]	(244)	(244)	(244)
Enterprise Value	**$7,635**	**$9,752**	**$11,226**

VALUATION MULTIPLES

		Multiples of:		
Enterprise value to:	**Amount**	**$24.95@ 03/18/05**	**$31.55@ 3/24/05**	**Offer Price of $36.00**
2004PF Revenue	$3,691	2.07x	2.64x	3.04x
2005E Revenue	3,937	1.94	2.48	2.85
2006E Revenue	4,225	1.81	2.31	2.66
2004PF EBITDA	$1,088	7.0x	9.0x	10.3x
2005E EBITDA	1,145	6.7	8.5	9.8
2006E EBITDA	1,268	6.0	7.7	8.9
2004PF EBIT	$704	10.8x	13.9x	15.9x
2005E EBIT	778	9.8	12.5	14.4
2006E EBIT	880	8.7	11.1	12.8
Price to:				
2005E EPS [(b)]	$1.53	16.3x	20.6x	23.5x
2006E EPS [(b)]	1.75	14.2	18.0	20.5

Source: Management forecast and Company filings

Note: Market share price statistics reflect data as of the date of the respective closing prices.

(a) Calculated based on share price data for the 52-week period ended March 18, 2005.

(b) Shares in millions. Diluted shares are calculated using the treasury stock method based on schedules provided by Management.

(b) Includes 3.750% Senior Notes due 2009 of $250 million, 4.875% Senior Notes due 2014 of $250 million and other obligations of $17 million.

(c) Adjusted for pending acquisitions of approximately $430 million.

3 LAZARD

PROJECT SOLAR

I EXECUTIVE SUMMARY

Solar Stock Price Trading History

LTM SHARE PRICE

$36.00 32.00 28.00 24.00 20.00

18 Mar 04 17 May 04 17 Jul 04 16 Sep 04 16 Nov 04 16 Jan 05 18 Mar 05

21 Apr 04

Solar annouces Q1 results—EPS growth 12% and revenue growth 25%

27 Apr 04

Completes Collegis acquisition announced on Mar. 1

17 May 04

Announces purchase of SBPA Systems

25 May 04

Announces sale of Brut ECN to NASDAQ

21 July 04

Annouces Q2 results

07 Sep 04

Completes Brut ECN sale to NASDAQ

10 Sep 04

Expands ASP service with acquisition of Kiodex

04 Oct 04

Announces the spin-off of Availability Services Business

04 Jan 05

Closes Inflow acquisition announced on Nov. 16

15 Feb 05

Announces FY04 results

15 Feb 05

Announces Vivista acquisition $24.95

Avg.

1 Week

$25.08

4 Weeks

$25.62

8 Weeks

$26.04

YTD

$26.33

LTM

$25.88

LTM TRADING VOLUME BY PRICE AND DATE

Volume (000s)

500,000 400,000 300,000 200,000 100,000 0

16.2%

<$24.00

42.2%

<$26.00

96.3%

<$28.00

100.0%

<$29.00

High Price (4/14/04) $28.64 Low Price (8/09/04) $22.54 Avg. Daily Vol. Shares (000s) 1,431

Source: FactSet.

Note: Price and volume data are based on closing prices and volumes.

PROJECT SOLAR

I EXECUTIVE SUMMARY

3-Year Indexed Stock Price Performance

Solar has slightly underperformed comparable indices, all of which have underperformed the S&P 500

110% 100 90 80 70 60 50 40

18 Mar 02 16 Sep 02 18 Mar 03 17 Sep 03 17 Mar 04 16 Sep 04 18 Mar 05

S&P 500 2.1%

AS Index (18.2%)(a)

ISS/HE/ PS Index (22.6%)(b)

Solar (27.2%)

Source: FactSet.

(a) AS Comparable Companies Index includes Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems. (b) ISS/HE/PS Comparable Companies Index includes Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments.

PROJECT SOLAR

I EXECUTIVE SUMMARY

Solar Forward P/E Multiples and PEG Ratios – 3 Year Summary

P/E

35.0x 30.0 25.0 20.0 15.0 10.0

18 Mar 02 5 Jul 02 23 Oct 02 9 Feb 03 30 May 03 17 Sep 03 4 Jan 04 23 Apr 04 10 Aug 04 28 Nov 04 18 Mar 05

PEG

2.00x

1.60

1.20

1.19x(a)

0.80

16.1x(a)

0.40

0.00

Avg. P/E

Min. P/E

Max. P/E

One Year

18.3x

16.0x

20.3x

Two Year

19.6

16.0

25.2

Three Year

20.2

13.3

32.3

PEG

PE

IBES

19.1% 19.7% 19.7% 18.5% 18.2% 18.0% 17.2% 16.4% 15.2% 14.7% 13.5%

EPS LTG

Source: FactSet.

Note: PEG ratio defined as forward (i.e., next fiscal year’s EPS estimate) P/E divided by IBES EPS long-term growth rate.

(a) P/E represents 03/18/05 closing price divided by IBES forward EPS estimate. Based on Management forecast, the 2005E P/E multiple and PEG ratio would be 16.3x and 1.39x, respectively.4/9/20

PROJECT SOLAR

I EXECUTIVE SUMMARY

Summary Management Forecast – Solar Consolidated

($ in millions, except per share figures)

Consolidated Income Statement

2004PF

2005E

2006E

2007E

2008E

2009E

Revenues

$3,690.6

$3,936.7

$4,225.0

$4,515.3

$4,771.7

$5,040.8

% Growth

—

6.7%

7.3%

6.9%

5.7%

5.6%

Gross Profit

—

$1,190.8

$1,324.6

$1,442.2

$1,525.3

$1,612.6

% Margin

—

30.2%

31.4%

31.9%

32.0%

32.0%

EBITDA

$1,088.4

$1,144.6

$1,267.9

$1,381.7

$1,461.3

$1,545.1

% Margin

29.5%

29.1%

30.0%

30.6%

30.6%

30.7%

EBIT

$704.1

$777.6

$880.3

$994.2

$1,076.7

$1,169.0

% Margin

19.1%

19.8%

20.8%

22.0%

22.6%

23.2%

Net Income (a)

—

$451.9

$517.7

$591.6

$644.1

$703.0

EPS (b)

—

$1.53

$1.75

$2.01

$2.18

$2.38

% Growth

—

—

14.6%

14.3%

8.9%

9.2%

Memo Items

Capital Expenditures

—

$314.5

$295.7

$269.1

$282.5

$296.3

Change in Working Capital

—

14.5

21.4

20.6

17.1

26.0

CAGR 2005E-2009E

6.4%

7.8%

10.7%

11.7%

11.7%

Source: Management forecast.

Note: 2004 financials are pro forma for acquisitions.

(a) Fully taxed at a 40% tax rate based on Management guidance. Excludes $9 million of merger costs in 2005. (b) Based on 295 million fully diluted shares outstanding.

PROJECT SOLAR

I EXECUTIVE SUMMARY

Summary Management Forecast – ISS/HE/PS

($ in millions, except per share figures)

ISS/HE/PS Income Statement

2004PF

2005E

2006E

2007E

2008E

2009E

CAGR 2005E-2009E

Revenues

$2,432.5

$2,612.4

$2,838.3

$3,061.2

$3,256.0

$3,463.0

7.3%

% Growth

—

7.4%

8.6%

7.9%

6.4%

6.4%

Gross Profit

—

$624.1

$730.5

$825.7

$888.7

$950.3

%Margin

—

23.9%

25.7%

27.0%

27.3%

27.4%

EBITDA

$558.1

$593.4

$692.5

$784.7

$845.0

$903.9

11.1%

% Margin

22.9%

22.7%

24.4%

25.6%

26.0%

26.1%

EBIT

$344.5

$407.4

$496.0

$594.6

$667.4

$738.4

16.0%

% Margin

14.2%

15.6%

17.5%

19.4%

20.5%

21.3%

Net Income (a)

—

$240.8

$296.1

$359.2

$406.8

$453.4

17.1%

EPS (b)

—

$0.82

$1.00

$1.22

$1.38

$1.54

17.1%

% Growth

—

—

23.0%

21.3%

13.3%

11.5%

Memo Items

Capital Expenditures

—

$117.1

$87.7

$94.6

$100.6

$107.0

Change in Working Capital

—

17.0

18.4

15.8

16.8

17.9

Source: Management forecast.

Note: Assumes 50% of the debt is allocated to ISS/HE/PS. Cash is allocated based on Management forecast. 2004 financials are pro forma for acquisitions. (a) Fully taxed at a 39% tax rate based on Management guidance.

(b) Based on 295 million fully diluted shares outstanding. 4/9/20

PROJECT SOLAR

I EXECUTIVE SUMMARY

Summary Management Forecast – AS

($ in millions, except per share figures)

AS Income Statement

2004PF

2005E

2006E

2007E

2008E

2009E

CAGR 2005E-2009E

Revenues

$1,258.1

$1,324.3

$1,386.7

$1,454.1

$1,515.7

$1,577.8

4.5%

% Growth

—

5.3%

4.7%

4.9%

4.2%

4.1%

Gross Profit

—

$566.7

$594.1

$616.5

$636.6

$662.4

% Margin

—

42.8%

42.8%

42.4%

42.0%

42.0%

EBITDA

$530.3

$551.2

$575.4

$597.0

$616.3

$641.3

3.9%

% Margin

42.2%

41.6%

41.5%

41.1%

40.7%

40.6%

EBIT

$359.6

$370.2

$384.3

$399.6

$409.3

$430.7

3.9%

% Margin

28.6%

28.0%

27.7%

27.5%

27.0%

27.3%

Net Income (a)

—

$211.1

$221.6

$232.5

$237.3

$249.6

4.3%

EPS (b)

—

$0.72

$0.75

$0.79

$0.80

$0.85

4.3%

% Growth

—

— 5.0%

4.9%

2.1%

5.2%

Memo Items

Capital Expenditures

—

$197.4

$208.0

$174.5

$181.9

$189.3

Change in Working Capital

—

(2.5)

3.0

4.8

0.3

8.1

Source: Management forecast.

Note: Assumes 50% of the debt is allocated to ISS/HE/PS. Cash is allocated based on Management forecast. 2004 financials are pro forma for acquisitions. (a) Fully taxed at a 41% tax rate based on Management guidance. (b) Based on 295 million fully diluted shares outstanding.

PROJECT SOLAR | I EXECUTIVE SUMMARY

Summary of Selected Analysts' Price Targets and EPS Estimates

($ in millions, except per share data)

FIRM	DATE	ANALYST NAME	RATING	PRICE TARGET	EARNINGS PER SHARE 2005E	EARNINGS PER SHARE 2006E
Merrill Lynch	03/18/05	Gregory Smith	Buy	$34.00	$1.55	$1.73
Baird	03/02/05	Carla Cooper	Outperform	34.00	1.54	1.75
William Blair & Company	03/01/05	Franco Turrinelli	Outperform	NA	1.55	1.74
SG Cowen & Co	02/25/05	Moshe Katri	NA	NA	1.57	NA
Lehman Brothers	02/24/05	Roger Freeman	Equal Weight	29.00	1.56	1.73
Baird	02/17/05	Carla Cooper	Outperform	34.00	1.54	1.75
Barrington	02/16/05	Michael Hutchinson	Outperform	37.00	1.54	1.69
Janney Montgomery Scott	02/16/05	Thomas McCrohan	Buy	30.00	1.58	1.75
JP Morgan	02/16/05	Philip Mickelson	Neutral	NA	1.57	NA
Morgan Stanley	02/16/05	David Togut	Underweight	NA	1.53	1.64
Needham	02/16/05	Andrew Jeffrey	Strong Buy	33.00	1.55	NA
Prudential Equity Group	02/16/05	Bryan Keane	Neutral Weight	26.00	1.55	NA
Stifel, Nicolaus	02/16/05	Peter Heckmann	Outperform	32.00	1.58	NA
ThinkEquity Partners	02/16/05	Glenn Greene	Buy	32.00	1.55	1.72
Deutsche Bank	02/15/05	Brandt Sakakeeny	Hold	25.00	1.52	1.68
Wachovia	02/15/05	David Trossman	Outperform	33.00[(a)]	1.55	1.73
			MEDIAN	$32.50	$1.55	$1.73
			MEAN	31.58	1.55	1.72
			IBES (AVG.)	$31.00	$1.55	$1.71
			COMPANY GUIDANCE[(b)]	NA	$1.51 - $1.57	NA
			MANAGEMENT FORECAST	NA	$1.53	$1.75

Source: Bloomberg, Wall Street research and Management forecast. Only includes research reports prior to leak of transaction.
(a) Represents the average of the target price range of $31.00 to $35.00.
(b) Reflects Company guidance given in the February 15, 2005 press release and fiscal year 2004 earnings announcement.

10 LAZARD

PROJECT SOLAR

I EXECUTIVE SUMMARY

Summary Estimates for ISS/HE/PS and AS

($ in millions)

ISS/HE/PS

Revenues

Management Estimate

Median Analyst Estimate

2005E

$2,442

$2,612

2006E

2,582

2,838

EBIT

2005E

$404

$407

2006E

460

496

AS

Revenues

Median Analyst Estimate

Management Estimate

2005E

$1,255

$1,324

2006E

1,328

1,387

EBIT

2005E

$370

$370

2006E

401

384

CONSOLIDATED COMPANY

Revenues

Median Analyst Estimate

Management Estimate

2005E

$3,697

$3,937

2006E

3,910

4,225

EBIT

2005E

$774

$778

2006E

861

880

Source: Wall Street research reports and Management forecast. Only includes research reports prior to leak of transaction. 2005E Revenues and EBIT reflect the median of nine and eight research estimates, respectively. 2006E Revenues and EBIT reflect the median of seven and six research estimates, respectively.

Note: For Analyst estimates, corporate expenses were allocated to EBIT according to each division’s revenue contribution to total consolidated revenue. 4/9/20

PROJECT SOLAR

I EXECUTIVE SUMMARY

Valuation Methodology

The valuation analysis relies on the following methodologies:

COMPARABLE

PUBLIC COMPANY ANALYSIS

The analysis gives weight to several factors, including but not limited to lines of business, relative business risks, growth prospects, size, scale and market positioning in determining the relevant premiums/discounts for Solar businesses versus comparable trading multiples

For the ISS/HE/PS businesses, publicly traded financial outsourcing companies that are generally comparable to Solar were used

For the AS business, IT outsourcing companies were used

DISCOUNTED CASH FLOW

ANALYSIS

Discounted cash flow analysis estimates the present value of expected future cash flows and a terminal value of each business

ISS/HE/PS and AS businesses analyzed separately

Utilized discount rates to reflect the appropriate risk of the estimated cash flows as compared to market risk ?Terminal values based on perpetual growth rates

PRECEDENT TRANSACTION

ANALYSIS

Analysis of recent mergers and acquisitions transactions that have occurred in relevant industries and implied multiples paid for comparable companies

ISS/HE/PS and AS businesses analyzed separately

Limited number of recent directly comparable transactions with publicly available financial metrics

PREMIUMS

PAID ANALYSIS

Premiums paid in transactions in excess $1 billion and $5 billion, respectively, were reviewed

PROJECT SOLAR

I EXECUTIVE SUMMARY

Opportunities and Considerations on Solar

OPPORTUNITIES

Leading market position in key segments of financial outsourcing and availability services industries

Highly recurring revenue streams Scalable business model Broad portfolio of offerings Technology leadership Diversified customer base Strong cash flow generation

CONSIDERATIONS

Declining future organic growth prospects

Limited internal revenue growth during last two years

In 2004, organic growth was approximately 0% (excluding the impact of favorable exchange rates of approximately 2%)

Potential for decline in margins due to pricing pressures

Large competitors – IBM

Continued threat from in-house solutions

Dependence of ISS business on trends in financial services sector

Ability to execute accretive acquisitions

PROJECT SOLAR

I EXECUTIVE SUMMARY

Solar Analysis at Various Prices

($in millions, except per share data)

ANALYSIS AT VARIOUS PRICES

Share Price

As of 3/18/05 $24.95

$28.00

$29.00

$30.00

$31.00

$32.00

$33.00

$34.00

$35.00

$36.00

Weighted Comparable Companies (a)

Weighted Precedent Transactions (b)

Premium to 03/18/05

0.0%

12.2%

16.2%

20.2%

24.2%

28.3%

32.3%

36.3%

40.3%

44.3%

20% - 30% (c)

Premium to 4-Week Avg.

(2.6%)

9.3%

13.2%

17.1%

21.0%

24.9%

28.8%

32.7%

36.6%

40.5%

Equity Value (d)

$7,362

$8,320

$8,644

$8,971

$9,299

$9,626

$9,955

$10,287

$10,620

$10,952

Plus: Net Debt/(Cash) (e)

273

273

273

273

273

273

273

273

273

273

Enterprise Value

$7,635

$8,593

$8,917

$9,244

$9,572

$9,900

$10,228

$10,561

$10,893

$11,226

Revenues

Value (f)

2004PF

$3,691

2.07x

2.33x

2.42x

2.50x

2.59x

2.68x

2.77x

2.86x

2.95x

3.04x

1.73x

2.32x

2005E

3,937

1.94

2.18

2.27

2.35

2.43

2.51

2.60

2.68

2.77

2.85

1.74

—

2006E

4,225

1.81

2.03

2.11

2.19

2.27

2.34

2.42

2.50

2.58

2.66

—

—

EBITDA

2004PF

$1,088

7.0x

7.9x

8.2x

8.5x

8.8x

9.1x

9.4x

9.7x

10.0x

10.3x

8.9x

9.6x

2005E

1,145

6.7

7.5

7.8

8.1

8.4

8.6

8.9

9.2

9.5

9.8

7.8

—

2006E

1,268

6.0

6.8

7.0

7.3

7.5

7.8

8.1

8.3

8.6

8.9

—

—

Price/EPS

2005E

$1.53

16.3x

18.3x

18.9x

19.6x

20.2x

20.9x

21.5x

22.2x

22.9x

23.5x

16.8x

—

2006E

1.75

14.2

16.0

16.5

17.1

17.7

18.2

18.8

19.4

19.9

20.5

—

—

Source: Management forecast and Wall Street research reports.

(a) Median of selected comparable companies for ISS/HE/PS (Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems). Weighted in proportion to relevant Solar financial metric.

(b) Source: SDC. Median of selected US precedent transactions in ISS/HE/PS and AS industries. Weighted in proportion to relevant Solar financial metric. (c) Source: SDC. Includes transactions greater than $1 billion announced from 2004 to date. Excludes merger-of-equals transactions.

(d) Equity value reflects fully diluted outstanding shares using the treasury stock method.

(e) Includes 3.750% Senior Notes due 2009 of $250 million, 4.875% Senior Notes due 2014 of $250 million and other obligations of $17 million. Cash adjusted for pending acquisitions of approximately $430 million.

(f) Adjusted for one time/non recurring items. 4/9/20

PROJECT SOLAR I EXECUTIVE SUMMARY

Comparable Company: Trading Statistics

ISS/HE/PS

2005E EV/EBITDA

20.0x

16.0

12.0

8.0

4.0

0.0

13.8x

10.4x

9.0x

7.9x 7.3x

6.7x

SEI

Jack Henry

Bisys

Fiserv

DST

Solar

2005E P/E

50.0x

40.0

30.0

20.0

10.0

0.0

21.5x 20.7x

18.1x 16.9x 16.9x

16.3x

SEI

Jack Henry

Bisys

Fiserv

DST

Solar

AS

2005E EV/EBITDA

20.0x

16.0

12.0

8.0

4.0

0.0

9.0x 9.0x

7.1x 6.7x 6.5x

6.3x

5.1x

3.8x

Accenture

IBM

Affiliated

Solar

HP

Perot

CSC

EDS

2005E P/E

50.0x

40.0

30.0

20.0

10.0

0.0

38.1x

16.3x 16.2x 16.1x 15.3x 15.2x

13.9x 12.6x

EDS

Solar

Accenture

IBM

Perot

Affiliated

CSC

HP

Source: Wall Street research reports, public filings and Solar data based on Management forecast.

Note: Solar represents current trading multiples for consolidated company.

PROJECT SOLAR

I EXECUTIVE SUMMARY

Comparable Company: Operating Statistics

ISS/HE/PS

2005E EBITDA MARGIN

50.0% 40.0 30.0 20.0 10.0 0.0

33.7%

30.5% 29.3%

25.1%

22.7%

20.2%

SEI

DST

Jack Henry

Fiserv

Solar (a)

Bisys

2004A – 2005E EBITDA GROWTH

25.0% 20.0 15.0 10.0 5.0 0.0

19.5%

10.8%

9.3%

8.3%

6.3%

4.9%

Jack Henry

Bisys

SEI

Fiserv

Solar (a)

DST

AS

2005E EBITDA MARGIN

50.0% 40.0 30.0 20.0 10.0 0.0

41.6%

20.1%

17.2%

15.0% 13.6%

12.8% 11.7%

9.6%

Solar(b)

Affiliated

IBM

Accenture

CSC

EDS

Perot

HP

2004A – 2005E EBITDA GROWTH

35.0% 27.0 19.0 11.0 3.0 (5.0)

23.6%

15.2%

13.4%

8.6%

3.9%

2.3% 1.8%

(0.7%)

Perot

Affiliated

Accenture

HP

Solar (b)

IBM

EDS

CSC

Source: Wall Street research reports, public filings and Solar data based on Management forecast.

(a) Represents Solar’s ISS/HE/PS operations. 2004 EBITDA is pro forma to include acquisitions. (b) Represents Solar’s AS operations. 2004 EBITDA is pro forma to include acquisitions.

PROJECT SOLAR I EXECUTIVE SUMMARY

Premiums Paid Analysis

The following analysis summarizes recent premiums paid in transactions larger than $1 billion and $5 billion, respectively

PREMIUMS PAID ANALYSIS

>$1 Billion >$5 Billion

1 Day 1 Week 4 Week 1 Day 1 Week 4 Week

High 69.8% 67.8% 80.2% 33.4% 38.3% 44.0%

Mean 23.8% 26.6% 27.0% 15.3% 23.1% 26.2%

Median 21.3% 24.0% 25.7% 13.0% 25.4% 23.7%

Low (9.5%) (8.0%) (19.6%) 0.0% (1.2%) 5.4%

Source: SDC database, transaction data from 2004 to date.

Note: Analysis includes transactions greater than $1 billion and excludes merger-of-equals transactions.

PROJECT SOLAR | I EXECUTIVE SUMMARY

Valuation Summary[a]


Offer Price: $36.00
Median: $32.50
Avg.: 31.58
$22.54
$28.64
$25.00
$37.00
$24.20
$29.00
$26.70
$34.60
$27.60
$32.70
$29.90
$32.40
$20.00
$30.00
$40.00

	Solar Valuation – Implied Price per Share	Premium to 3/18/05 Price: $24.95	Implied 2005E Multiples for Consolidated Solar: EBITDA	Implied 2005E Multiples for Consolidated Solar: P/E
52-Week Range[b]	$22.54 – $28.64	(10%) – 15%	6.0x – 7.7x	14.7x – 18.7x
Analyst Price Targets[c]	$25.00 – $37.00	0% - 48%	6.7x – 10.1x	16.3x – 24.2x
Comparable Public Companies[d]	$24.20 – $29.00	(3%) – 16%	6.5x – 7.8x	15.8x – 18.9x
Discounted Cash Flow[e]	$26.70 – $34.60	7% – 39%	7.1x – 9.4x	17.4x – 22.6x
Precedent Transactions[f]	$27.60 – $32.70	11% – 31%	7.4x – 8.8x	18.0x – 21.4x
Premiums Paid Analysis[g]	$29.90 – $32.40	20% – 30%	8.0x – 8.8x	19.5x – 21.2x

(a) Based on Management forecast.
(b) Based on closing prices as of March 18, 2005.
(c) Based on selected recent Wall Street reports prior to March 18, 2005.
(d) Based on selected comparable companies for ISS/HE/PS (Bisys, DST Systems, Fiserv, Jack Henry & Associates and SBI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems). Assumes 2005E EBITDA and PE multiples of 7.5x – 9.5x, 17.0x – 19.0x and 5.5x – 7.0x, 14.0x – 16.0x for ISS/HE/PS and AS, respectively.
(e) Reflects WACC of 10.0% - 12.0%, perpetual growth rate of 3.5% - 4.5% for ISS/HE/PS; reflects WACC of 10.0% - 12.0%, perpetual growth rate of 2.0% - 3.0% for AS.
(f) *Source: SDC.* Assumes LTM EBITDA multiples of 9.0x – 11.0x and 6.5x – 7.5x for ISS/HE/PS and AS, respectively.
(g) *Source: SDC.* Includes transactions greater than $1 billion from 2004 to date. Excludes merger-of-equals transactions. Premium to stock price as of March 18, 2005.

18 LAZARD

PROJECT SOLAR I EXECUTIVE SUMMARY

Valuation Summary – Sum of the Parts(a)

($ in billions, except per share data)

PUBLIC VALUATION(b)

DCF(c)

PRECEDENT TRANSACTIONS(d)

ENTERPRISE VALUE

RANGE ($BN)

ISS/HE/PS ENTERPRISE VALUE $4.3 $5.2 $5.6 $7.4 $5.0 $6.1 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0

AS

ENTERPRISE VALUE $3.1 $3.7 $2.6 $3.3 $3.4 $4.0 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0

SOLAR ENTERPRISE VALUE (PRICE PER SHARE)(a) $7.4 $8.9

($24.20—$29.00) $8.2 $10.8

($26.70—$34.60) $8.5 $10.1

($27.60—$32.70)

Offer Price: $11.2 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0

(a) Based on Management forecast.

(b) Based on selected comparable companies for ISS/HE/PS (Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems). Assumes 2005E EBITDA and PE multiples of 7.5x – 9.5x, 17.0x – 19.0x and 5.5x – 7.0x, 14.0x – 16.0x for ISS/HE/PS and AS, respectively.

(c) Reflects WACC of 10.0%—12.0%, perpetual growth rate of 3.5%—4.5% for ISS/HE/PS; reflects WACC of 10.0%—12.0%, perpetual growth rate of 2.0%—3.0% for AS. (d) Source: SDC. Includes selected US precedent transactions in transaction processing and IT outsourcing industries.

PROJECT SOLAR I EXECUTIVE SUMMARY

Hypothetical Future Stock Prices

FUTURE VALUE

AS—2006E P/E

14.0x 16.0x 18.0x 20.0x 16.0x $26.48 $27.88 $29.25 $30.61

ISS/HE/PS

17.0 27.42 28.80 30.16 31.51 2006E P/E 18.0 28.35 29.71 31.06 32.41 19.0 29.26 30.61 31.96 33.31 20.0 30.16 31.52 32.87 34.20

PRESENT VALUE

AS—2006E P/E

$26.46 14.0x 16.0x 18.0x 20.0x 16.0x $24.32 $25.61 $26.87 $28.11 17.0 25.18 26.46 27.70 28.94 ISS/HE/PS 2006E P/E 18.0 26.04 27.29 28.53 29.77 19.0 26.87 28.12 29.36 30.60 20.0 27.71 28.95 30.19 31.41

Current Solar 2005E P/E: 16.3x

ISS/HE/PS 2005E public market valuation range: 17.0x – 19.0x AS 2005E public market valuation range: 14.0x – 16.0x

Source: EPS estimates based on Management forecast. Future value as of December 31, 2005 and present value as of March 31, 2005 based on equity discount rate of 12%.

PROJECT SOLAR

II Additional Valuation Materials

PROJECT SOLAR

A Comparable Companies Analysis

PROJECT SOLAR

A COMPARABLE COMPANIES ANALYSIS

Public Market Valuation

($ in millions, except per share figures)

SOLAR SUM-OF-THE-PARTS—PUBLIC MARKET VALUATION

2005E EBITDA Multiple Segment EBITDA Low High

ISS/HE/PS $593.4 7.5x 9.5x

AS 551.2 5.5 7.0

2005E P/E Multiple EPS Low High

ISS/HE/PS $0.82 17.0x 19.0x

AS 0.72 14.0 16.0

Implied Enterprise Value Low High

$4,450.5 $5,637.3

3,031.6 3,858.4

$4,173.6 $4,707.6

3,136.1 3,596.8

Low High

Assumed Enterprise Value (a) $7,395.9 $8,900.1

Implied 2005E EBITDA Multiple 6.5x 7.8x

Implied 2005E P/E Multiple 15.8x 18.9x

Less: Net Debt (273.3) (273.3)

Total Equity Value $7,122.6 $8,626.8

Fully Diluted Shares Outstanding 294.6 298.0

Implied Price per Share $24.18 $28.95

Change from Current Price of $24.95 (3.1%) 16.0%

Source: Based on Management forecast, Company filings and Wall Street research reports.

(a) Represents the sum of the ISS/HE/PS and AS businesses for each of the low and high enterprise values obtained using the average values derived from applying EBITDA multiples and EPS multiples.

PROJECT SOLAR

A COMPARABLE COMPANIES ANALYSIS

Comparable Companies Analysis – Additional Benchmarking

ISS/HE/PS

2004A-2005E REVENUE GROWTH

20.0% 15.0 10.0 5.0 0.0 (5.0)

15.6%

14.4%

9.4% 8.8%

7.4%

(2.3%)

J ack

Henry

SEI

Bisys

Fiserv

Solar

(a)

DST

IBES LONG-TERM EPS GROWTH

25.0% 20.0 15.0 10.0 5.0 0.0

17.1% 16.9%

15.9% 15.6%

14.0%

13.1%

Solar ( a)

Jack

Henry

Fiserv

SEI

Bisys

DST

AS

2004A-2005E REVENUE GROWTH

20.0% 15.0 10.0 5.0 0.0 (5.0)

13.2%

12.2%

10.7%

5.9% 5.3%

5.0%

(1.6%) (3.2%)

Affiliated

Perot

Accenture

I BM

Solar

(b)

HP

EDS

CSC

IBES LONG-TERM EPS GROWTH

25.0% 20.0 15.0 10.0 5.0 0.0

16.0%

14.1% 13.6%

13.4%

11.2% 10.9% 10.5%

4.3%

Affiliated

Perot

EDS

Accenture

CSC

HP

IBM

Solar(b)

Source: Wall Street research reports, public filings and Solar data based on Management forecast.

(a) Represents Solar’s ISS/HE/PS operations. 2004 Revenue is pro forma to include acquisitions and Solar’s EPS growth rate is based on Management five year forecast. (b) Represents Solar’s AS operations. 2004 Revenue is pro forma to include acquisitions and Solar’s EPS growth rate is based on Management five year forecast.

PROJECT SOLAR

A COMPARABLE COMPANIES ANALYSIS

Public Market Comparables – ISS/HE/PS

($ in millions, except per share figures)

Stock Price

Enterprise Value as a Multiple of:

Revenues

EBITDA

EBIT

P/E

IBES LT Growth

2005E PEG

Dividend Yield

Company

3/18/2005

Change from 52-Wk High

Equity Value

Enterprise Value

2004A

2005E

2004A

2005E

2004A

2005E

2004A

2005E

Net Debt/2004A EBITDA

Bisys Group

$14.82

86.2%

$1,796

$2,153

1.99x

1.82x

9.9x

9.0x

14.1x

12.7x

20.6x

18.1x

14.0%

1.29x

1.65x

0.0%

DST Systems

(a) 44.83

85.3%

3,852

3,791

2.19

2.24

7.7

7.3

11.3

11.0

18.4

16.9

13.1%

1.29

0.36

0.0%

Fiserv

37.12

90.5%

7,302

7,245

2.16

1.99

8.6

7.9

11.0

10.0

18.6

16.9

15.9%

1.07

0.11

0.0%

Henry (Jack) & Associates

(b) 18.86

85.9%

1,787

1,779

3.52

3.04

12.4

10.4

16.4

13.3

25.5

20.7

16.9%

1.23

NM

1.0%

SEI Investments

37.12

85.5%

3,956

3,696

5.34

4.67

15.1

13.8

17.6

16.3

23.3

21.5

15.6%

1.38

NM

0.5%

Median 2.19x 2.24x 9.9x 9.0x 14.1x 12.7x 20.6x 18.1x 15.6% 1.29x 0.36x 0.0% Mean 3.04 2.75 10.7 9.7 14.1 12.7 21.3 18.8 15.1% 1.25 0.70 0.3% High 5.34 4.67 15.1 13.8 17.6 16.3 25.5 21.5 16.9% 1.38 1.65 1.0% Low 1.99 1.82 7.7 7.3 11.0 10.0 18.4 16.9 13.1% 1.07 0.11 0.0%

Solar(c) $24.95 87.1% $7,362 $7,635 2.07x 1.94x 7.0x 6.7x 10.8x 9.8x NM 16.3x 11.7% 1.39x 0.25x 0.0%

Source: Wall Street research and company public filings.

Note: Equity value calculated on a fully diluted basis accounting for all outstanding options and convertible instruments. Unconsolidated affiliates and other investments are subtracted from enterprise value.

(a) Does not pro forma for anticipated Equiserv divestiture. (b) Does not pro forma for Tangent acquisition.

(c) 2004 financials are reported on a pro forma basis. Projections are based on Management forecast. EPS growth rate is based on Management five year forecast.

PROJECT SOLAR A COMPARABLE COMPANIES ANALYSIS

Public Market Comparables – AS

($ in millions, except per share figures)

Stock Price

Enterprise Value as a Multiple of:

Change from 52-Wk High

Equity Value

Enterprise Value

Revenues

EBITDA

EBIT

P/E

Company

03/18/05

2004A

2005E

2004A

2005E

2004A

2005E

2004A

2005E

IBES LT Growth

2005E PEG

Net Debt/2004A EBITDA

Dividend Yield

Accenture

$24.03

(14.5%)

$

23,554

$

21,446

1.50x

1.36x

10.3x

9.0x

11.7x

10.3x

18.6x

16.2x

13.4%

1.21x

NM

0.0%

Affiliated Computer Services

49.95

(18.4%)

6,554

6,751

1.63

1.44

8.2

7.1

11.1

9.6

17.7

15.2

16.0%

0.95

0.21x

0.0%

Computer Sciences Corp.

44.66

(23.0%)

8,662

10,292

0.68

0.70

5.1

5.1

10.6

10.2

15.0

13.9

11.2%

1.24

0.84

0.0%

Electronic Data Systems(a)

20.58

(12.0%)

10,652

9,951

0.48

0.49

3.9

3.8

18.3

15.9

68.6

38.1

13.6%

2.81

0.14

1.0%

Perot Systems

13.76

(19.1%)

1,703

1,474

0.83

0.74

7.8

6.3

11.2

8.7

17.6

15.3

14.1%

1.08

NM

0.0%

Median 0.83x 0.74x 7.8x 6.3x 11.2x 10.2x 17.7x 15.3x 13.6% 1.21x 0.14x 0.0% Mean 1.02 0.95 7.1 6.3 12.6 11.0 27.5 19.8 13.6% 1.46 NM 0.2%

IBM

$ 90.65

(8.5%)

$

151,162

$

158,233

1.64x

1.55x

9.2x

9.0x

12.7x

11.7x

17.9x

16.1x

10.5%

1.54x

0.58x

0.8%

HP(a)

20.22

(14.9%)

59,429

53,109

0.66

0.63

7.1

6.5

10.5

9.3

14.9

12.6

10.9%

1.15

NA

1.6%

Median (tot.) 0.83x 0.74x 7.8x 6.5x 11.2x 10.2x 17.7x 15.3x 13.4% 1.21x 0.17x 0.0% Mean (tot.) 1.06 0.99 7.4 6.7 12.3 10.8 24.3 18.2 12.8% 1.43 NM 0.5%

Solar(b) $24.95 87.1% $7,362 $7,635 2.07x 1.94x 7.0x 6.7x 10.8x 9.8x NM 16.3x 11.7% 1.39x 0.25x 0.0%

Source: Wall Street research and company public filings.

Note: Equity value calculated on a fully diluted basis accounting for all outstanding options and convertible instruments. Unconsolidated affiliates and other investments are subtracted from enterprise value.

(a) Cash flow statistics are calendarized from public filings.

(b) 2004 financials are reported on a pro forma basis. Projections are based on Management forecast. EPS growth rate is based on Management five year forecast.4/9/20

05

4:25:51

PROJECT SOLAR

B Discounted Cash Flow Analysis

PROJECT SOLAR

B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow Analysis Summary

($ in millions, except per share figures)

Discount Rate

10.0% 10.5% 11.0% 11.5%

12.0%

ISS/HE/PS Enterprise Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$6,968 $7,446 $8,012 6,468 6,873 7,344 6,036 6,381 6,779 5,657 5,955 6,295 5,324 5,582 5,876

+

Discount Rate

10.0% 10.5% 11.0% 11.5%

12.0%

AS Enterprise Value at Perpetual Growth Rate

2.0% 2.5% 3.0%

$3,146 $3,312 $3,501 2,959 3,103 3,267 2,793 2,920 3,062 2,645 2,757 2,881 2,512 2,611 2,720

Total Enterprise Value at Perpetual Growth Rate

$10,113 $10,758 $11,513 9,428 9,976 10,611 8,829 9,301 9,841 8,303 8,712 9,176 7,835 8,193 8,596

Discount Rate

10.0% 10.5% 11.0% 11.5%

12.0%

Implied Equity Value at Perpetual Growth Rate (a)

$9,840 $10,484 $11,239 9,154 9,703 10,338 8,556 9,027 9,568 8,029 8,438 8,903 7,562 7,920 8,323

Implied Price Per Share at Perpetual Growth Rate

$32.65 $34.59

$36.86 30.56 32.23 34.15 28.73 30.17 31.82 27.08 28.37 29.79 25.59

26.73

28.01

1

Implied Treminal LTM EBITDA

Multiple at Perpetual Growth Rate

7.1x 7.7x 8.4x 6.6 7.1 7.7 6.2 6.6 7.2 5.8 6.2 6.7 5.5 5.9 6.3

Source: Financial projections based on Management forecast. Note: Present value calculated as of March 31, 2005. (a) Reflects net debt of $273 million.

PROJECT SOLAR

B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow - ISS/HE/PS

($ in millions, except per share figures)

DISCOUNTED CASH FLOW ANALYSIS - ISS/HE/PS

FORECASTED CAGR

2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $2,612 $2,838 $3,061 $3,256 $3,463 7.3% % Growth - 8.6% 7.9% 6.4% 6.4% EBITDA 593 693 785 845 904 11.1% % Growth - 16.7% 133% 7.7% 7.0% % Margin 22.7% 24.4% 25.6% 26.0% 26.1% EBIT 407 496 595 667 738 16.0% % Margin 15.6% 17.5% 19.4% 20.5% 213%

Less: Unlevered Taxes(a) (184) (219) (255) (281) (306) Tax-adjusted EBIT $223 $277 $339 $387 $432 Plus: Depreciation & Amortization 186 197 190 178 166%’Revenues 7.1% 6.9% 6.2% 5.5% 4.8% Less: Capital Expenditures (117) (88) (95) (101) (107) % Revenues 4.5% 3.1% 3.1% 3.1% 3.1% Less: (Increase)/Decrease in Working Capital 17 18 16 17 18

% Change of Revenues - 8.1% 7.1% 8.6% 8.6% Free Cash Flow $309 $405 $451 $480 $509 13.3%

% Growth - 30.8% 11.4% 6.6% 5.9% \

Discount 2005-2009 Rate PVof FCF

10.0% $1,565 10.5% 1,548 11.0% 1,531 11.5% 1,514 12.0% 1,497

+

Present Value of Terminal Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$5,402 $5,881 $6,446 4,921 5,325 5,796 4,505 4,850 5,249 4,144 4,441 4,781 3,826 4,085 4,379

=

Enterprise Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$6,968 $7,446 $8,012 6,468 6,873 7,344 6,036 6,381 6,779 5,657 5,955 6,295 5,324 5,582 5,876

Discount Rate Net Debt(b)

0.0% $87 0.5% 87 1.0% 87 1.5% 87 2.0% 87

=

Implied Equity Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$6,880 $7,359 $7,924 6,381 6,785 7,257 5,949 6,294 6,692 5,570 5,868 6,208 5,236 5,495 5,789

Implied Terminal EBITDA Multiple at Perpetual Growth Rate

3.5% 4.0% 4.5% 9.0x 9.8x 10.7x 8.3 9.0 9.8 7.8 8.4 9.1 7.3 7.8 8.4 6.9 7.3 7.8

Source: Financial projections based on Management forecast.

Note: Present value calculated as of March 31, 2005.

(a) Based on Management guidance, assumes 50% of amortization of intangibles and 10% of depreciation and amortization are not deductible for tax purposes and assumes a marginal tax rate of 39%.

(b) Assumes 50% of the debt is allocated to ISS/HE/PS. Cash is allocated based on Management forecast.

PROJECT SOLAR

B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow – AS

($ in millions, except per share figures)

DISCOUNTED CASH FLOW ANALYSIS

FORECASTED CAGR

2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $1,324 $1,387 $1,454 $1,516 $1,578 4.5% % Growth - 4.7% 4.9% 4.2% 4.1% EBITDA 551 575 597 616 641 3.9% % Growth - 4.4% 3.7% 3.2% 4.1% % Margin 41.6% 41.5% 41.1% 40.7% 40.6% EBIT 370 384 400 409 431 3.9% % Margin 28.0% 27.7% 27.5% 27.0% 27.3%

Less: Unlevered Taxes(a) (164) (170) (177) (180) (189) Tax-adjusted EBIT $206 $214 $223 $229 $242 Plus: Depreciation & Amortization 181 191 197 207 211

% Revenues 13.7% 13.8% 13.6% 13.7% 13.3% Less: Capital Expenditures (197) (208) (175) (182) (189) % Revenues 14.9% 15.0% 12.0% 12.0% 12.0% Less: (Increase)/Decrease in Working Capital (3) 3 5 0 8 % Change of Revenues - 4.8% 7.1% 0.5% 13.0% Free Cash Flow $187 $200 $251 $254 $271 9.7% % Growth — 6.9% 25.2% 1.5% 6.7%

Discount 2005-2009 Rate PVof FCF

10.0% $839 10.5% 829 11.0% 820 11.5% 811 12.0% 802

+

Present Value of Terminal Value at Perpetual Growth Rate

2.0% 2.5% 3.0%

$2,307 $2,473 $2,663 2,130 2,274 2,438 1,973 2,100 2,242 1,834 1,945 2,070 1,710 1,808 1,918

=

Enterprise Value at Perpetual Growth Rate

2.0% 2.5% 3.0%

$3,146 $3,312 $3,501 2,959 3,103 3,267 2,793 2,920 3,062 2,645 2,757 2,881 2,512 2,611 2,720

Discount Rate Net Debt(b)

10.0% $186 10.5% 186 11.0% 186 11.5% 186 12.0% 186

=

Implied Equity Value at Perpetual Growth Rate

2.0% 2.5% 3.0%

$2,960 $3,125 $3,315 2,773 2,917 3,081 2,607 2,734 2,876 2,459 2,570 2,695 2,326 2,424 2,534

Implied Terminal EBITDA Multiple at Perpetual Growth Rate

2.0% 2.5% 3.0%

5.4x 5.8x 6.2x 5.1 5.4 5.8 4.8 5.1 5.4 4.5 4.8 5.1 4.3 4.6 4.8

Source: Financial projections based on Management forecast.

Note: Present value calculated as of March 31, 2005.

(a) Based on Management guidance, assumes 50% of amortization of intangibles and 10% of depreciation and amortization are not deductible for tax purposes and assumes a marginal tax rate of 41%.

(b) Assumes 50% of the debt is allocated to AS. Cash is allocated based on Management forecast.

PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

WAAC Analysis – ISS / HE / PS

($ in millions)

Equity Value

Net Debt

Net Debt/Total Cap.

Net Debt/Equity Value

Levered Beta(a)

Unlevered Beta(b)

U.S. Info Services Companies

Bisys Group Inc

$1,796

$357

16.6%

19.9%

1.15

1.03

DST Systems Inc

3,852

176

4.4%

4.6%

0.96

0.93

Fiserv Inc

7,302

89

1.2%

1.2%

0.92

0.91

Henry (Jack) & Associates

1,787

(8)

(0.4%)

(0.4%)

0.83

0.84

SEI Investments Co

3,956

(223)

(6.0%)

(5.6%)

1.28

1.32

Solar

9,322

273

2.8%

2.9%

1.04

1.02

Median

2.0%

2.1%

1.00

0.98

Assumptions

Marginal Tax Rate 39.0% Risk Free Rate of Return (c) 4.51% Equity Risk / Market Premium (d) 7.20%

Pre-Tax/After-Tax Cost of Debt

4.00%

5.00%

5.50%

6.00%

6.50%

7.00%

2.44%

3.05%

3.36%

3.66%

3.97%

4.27%

Debt/Cap.

Debt/Equity

Unlevered Beta

Levering Factor (e)

Levered Beta

Cost of Equity (f)

0.0%

0.0%

0.976

1.000

0.976

11.5%

10.0%

11.1%

0.976

1.068

1.043

12.0%

20.0%

25.0%

0.976

1.153

1.125

12.6%

30.0%

42.9%

0.976

1.261

1.232

13.4%

40.0%

66.7%

0.976

1.407

1.373

14.4%

50.0%

100.0%

0.976

1.610

1.572

15.8%

Weighted Average Cost of Capital (g)

11.5%

11.5%

11.5%

11.5%

11.5%

11.5%

11.1%

11.1%

11.2%

11.2%

11.2%

11.2%

10.6%

10.7%

10.8%

10.8%

10.9%

10.9%

10.1%

10.3%

10.4%

10.5%

10.6%

10.6%

9.6%

9.9%

10.0%

10.1%

10.2%

10.3%

9.1%

9.4%

9.6%

9.7%

9.9%

10.0%

(a) Barra predicted beta as of 03/18/05.

(b) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (c) Risk Free Rate is 30-Year Treasury Bond Yield as of 03/18/05.

(d) Represents the long-horizon expected equity risk premium based on differences of historical arithmetic mean returns on the S&P 500 from 1926-2003 (Ibbotson Associates’ 2004 Yearbook).

(e) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(f) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium).

(g) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.). 4/9/20

05

4:25:51

PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

WAAC Analysis – AS

($ in millions)

Equity Value

Net Debt

Net Debt /Total Cap.

Net Debt/Equity Value

Levered Beta(a)

Unlevered Beta(b)

U.S. Availability Companies

Accenture

$23,554

($2,825)

(13.6%)

(12.0%)

1.06

1.14

Affiliated Computer Services

6,554

224

3.3%

3.4%

1.10

1.08

Computer Sciences Corp.

8,662

1,630

15.8%

18.8%

1.19

1.07

Electronic Data Systems

10,652

(146)

(1.4%)

(1.4%)

1.14

1.15

HP

59,429

(5,840)

(10.9%)

(9.8%)

1.27

1.35

IBM

151,162

12,539

7.7%

8.3%

0.98

0.94

Perot Systems

1,703

(229)

(15.6%)

(13.5%)

1.18

1.28

Solar

9,322

273

2.8%

2.9%

1.04

1.02

Median

0.7%

0.8%

1.12

1.11

Assumptions

Marginal Tax Rate

41.0%

Risk Free Rate of Return (c)

4.51%

Equity Risk /Market Premium (d)

7.20%

Pre-Tax/After-Tax Cost of Debt

4.00%

5.00%

5.50%

6.00%

6.50%

7.00%

2.36%

2.95%

3.25%

3.54%

3.84%

4.13%

Debt/Cap.

Debt/Equity

Unlevered Beta

Levering Factor (e)

Levered Beta

Cost of Equity (f)

0.0%

0.0%

1.108

1.000

1.108

12.5%

10.0%

11.1%

1.108

1.066

1.181

13.0%

20.0%

25.0%

1.108

1.148

1.272

13.7%

30.0%

42.9%

1.108

1.253

1.389

14.5%

40.0%

66.7%

1.108

1.393

1.544

15.6%

50.0%

100.0%

1.108

1.590

1.762

17.2%

Weighted Average Cost of Capital (g)

12.5%

12.5%

12.5%

12.5%

12.5%

12.5%

11.9%

12.0%

12.0%

12.1%

12.1%

12.1%

11.4%

11.5%

11.6%

11.6%

11.7%

11.8%

10.9%

11.0%

11.1%

11.2%

11.3%

11.4%

10.3%

10.6%

10.7%

10.8%

10.9%

11.0%

9.8%

10.1%

10.2%

10.4%

10.5%

10.7%

(a) Barra predicted beta as of 03/18/05.

(b) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (c) Risk Free Rate is 30-Year Treasury Bond Yield as of 03/18/05.

(d) Represents the long-horizon expected equity risk premium based on differences of historical arithmetic mean returns on the S&P 500 from 1926-2003 (Ibbotson Associates’ 2004 Yearbook).

(e) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(f) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium).

(g) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.). 4/9/20

05

4:25:51

PROJECT SOLAR

C Precedent Transactions Analysis

PROJECT SOLAR C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Valuation

($ in millions, except per share figures)

SOLAR SUM-OF-THE-PARTS—PRIVATE MARKET VALUATION

LTM EBITDA

EBITDA Multiple

Segment

Low

High

ISS/HE/PS

$558.1

9.0x

11.0x

AS

530.3

6.5

7.5

Implied Enterprise Value

Low

High

$5,022.9

$6,139.1

3,447.0

3,977.3

Low

High

Assumed Enterprise Value

$8,469.9

$10,116.4

Implied LTM EBITDA Multiple

7.8x

9.3x

Implied 2005E EBITDA Multiple

7.4x

8.8x

Less: Net Debt

(273.3)

(273.3)

Total Equity Value

$8,196.6

$9,843.1

Fully Diluted Shares Outstanding

296.9

301.4

Implied Price per Share

$27.61

$32.66

Change from Current Price of

$24.95

10.7%

30.9%

Source: Based on Management forecast, Company filings and Wall Street research reports.

Note: 2004 results are pro forma to include all announced/closed acquisitions.

PROJECT SOLAR
C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Transaction Comparables – ISS/HE/PS

($ in millions)

PRECEDENT TRANSACTION COMPARABLES

Date Announced	Acquiror Name	Target Name	Enterprise Value	Enterprise Value LTM Sales	Enterprise Value LTM EBITDA	P/E CFY
07/13/04	Bank of America	National Processing	$1,138	2.21x	9.9x	24.9x
04/08/04	Thomson	TradeWeb Group	510	5.10	11.6	-
12/09/03	SunGard Data Systems	Systems & Computer Tech.	500	1.86	10.9	29.5
04/02/03	First Data	Concord EFS	5,789	2.80	9.8	19.4
02/05/03	SunGard Data Systems	HTE	98	1.41	6.8	-
09/18/02	Paychex	Advantage Payroll Svcs.	315	4.75	27.3	-
05/04/01	US Bancorp	NOVA Corporation	2,313	1.46	12.5	22.5
10/09/00	Concord EFS	Star Systems	808	4.40	15.1	-
05/03/99	Ceridian	ABR	702	6.60	18.8	34.9
08/23/99	First Data	Paymentech	940	4.20	13.5	37.0
12/03/98	ADP	Vincam Group	276	0.20	17.1	23.6
11/23/98	Concord EFS	Electronic Payment Svcs.	1,062	4.70	12.9	-
10/22/98	BankAmerica	BA Merchant Services	913	5.10	12.1	23.6
06/17/98	NOVA	PMT Services	1,247	3.20	22.9	41.2
04/20/98	Associates First Capital	SPS Transaction Services	830	2.50	-	20.0
		2003-YTD	**Mean**	**2.68x**	**9.8x**	**24.6x**
			Median	**2.21**	**9.9**	**24.9**
			High	**5.10**	**11.6**	**29.5**
			Low	**1.41**	**6.8**	**19.4**
		1998-YTD	**Mean**	**3.37x**	**14.4x**	**27.7x**
			Median	**3.20**	**12.7**	**24.2**
			High	**6.60**	**27.3**	**41.2**
			Low	**0.20**	**6.8**	**19.4**

Source: SDC database, news run and public filings. Precedent transactions data from 1998 to YTD.
Note: Based on precedent transactions greater than approximately $100 million.

31 LAZARD

PROJECT SOLAR C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Transaction Comparables – AS

($ in millions)

PRECEDENT TRANSACTION COMPARABLES

Date Announced

Enterprise Value

Enterprise Value

P/E

Acquiror Name

Target Name

LTM Sales

LTM EBITDA

CFY

12/16/04

Serco Group

ITNET

$465

1.19x

10.8x

21.6x

11/01/04

Getronics NV

PinkRoccade NV

436

0.48

6.2

- (a)

08/09/04

Hewlett Packard

Synstar

279

0.73

6.7

28.6

04/26/02

SunGard Data

Guardian iT

243

1.48

5.4

11.9

10/12/01

SunGard Data

Comdisco Disaster

825

1.72

-

-

Mean

1.12x

7.3x

20.7x

Median

1.19

6.4

21.6

High

1.72

10.8

28.6

Low

0.48

5.4

11.9

Source: SDC database, news run and public filings. Precedent transactions data from 2001 to YTD.

(a) Based on a forward earnings per share, PinkRoccade P/E would be approximately 19x.

PROJECT SOLAR
C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
3/17/2005	Investor Group	Toys "R" Us	$6,060	17.0%	21.7%	23.2%
3/14/2005	IBM	Ascential Software	1,087	17.8%	17.0%	16.8%
3/7/2005	BAE Systems North America	United Defense Industries	4,200	28.7%	37.1%	46.6%
3/6/2005	Capital One Financial	Hibernia	5,274	24.2%	27.6%	23.7%
2/28/2005	Federated Department Stores	May Department Stores	16,501	13.0%	27.8%	23.5%
2/28/2005	Yellow Roadway	USF	1,611	62.6%	63.4%	61.4%
2/23/2005	Medco Health Solutions	Accredo Health	2,192	43.3%	44.6%	45.3%
2/15/2005	Highfields Capital Management	Circuit City Stores	3,119	19.5%	18.4%	19.6%
2/14/2005	Verizon Communications	MCI	9,165	0.0%	(1.2%)	7.9%
1/31/2005	SBC Communications	AT&T	14,733	0.6%	7.1%	5.4%
1/31/2005	Lee Enterprises	Pulitzer	1,433	1.8%	(1.5%)	(0.9%)
1/28/2005	Procter & Gamble	Gillette	55,007	17.6%	22.4%	20.5%
1/26/2005	Cimarex Energy	Magnum Hunter Resources	2,211	27.2%	29.0%	30.6%
1/25/2005	Investor Group	Beverly Enterprises	1,357	22.6%	25.0%	25.8%
1/18/2005	Liberty Media	UnitedGlobalCom	3,576	(0.6%)	3.5%	0.2%
1/10/2005	ALLTEL	Western Wireless	5,825	7.5%	27.6%	39.6%
12/20/2004	Exelon	Public Service Enterprise Group	12,294	8.5%	18.8%	17.4%
12/16/2004	Noble Energy	Patina Oil & Gas	2,941	15.9%	18.4%	19.9%
12/16/2004	Symantec	Veritas Software	13,520	9.5%	23.5%	35.8%
12/15/2004	Johnson & Johnson	Guidant	25,856	10.6%	17.2%	15.0%
12/5/2004	Investor Group	Sola International	1,208	26.6%	33.9%	42.5%
11/24/2004	GE Infrastructure	Ionics	1,272	47.9%	43.0%	52.5%
11/19/2004	Movie Gallery	Hollywood Entertainment	1,221	13.4%	13.3%	36.6%
11/18/2004	Carl Icahn	Mylan Laboratories	4,990	16.3%	14.7%	17.7%
11/17/2004	KMart Holding	Sears Roebuck	10,901	12.0%	16.5%	37.1%
11/9/2004	Advanced Medical Optics	VISX	1,478	56.8%	60.0%	29.2%
11/3/2004	Penn National Gaming	Argosy Gaming	2,213	16.4%	11.1%	17.8%
11/1/2004	Valero	Kaneb Pipe Line Partners	1,742	21.2%	17.6%	19.0%

Source: SDC database, transactions date from 2004 to YTD.
Note: Analysis includes transactions greater than $1 billion and excludes merger of equals transactions.

33 LAZARD

PROJECT SOLAR
C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis (cont'd)

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
10/25/2004	Ispat International	International Steel	$3,796	22.7%	22.9%	17.0%
10/20/2004	Blackstone Real Estate	Boca Resorts	1,031	27.9%	30.7%	31.1%
10/19/2004	Constellation Brands	Robert Mondavi	1,029	49.9%	52.3%	50.9%
10/18/2004	EGL Holding	Select Medical	1,994	26.6%	27.8%	39.3%
10/14/2004	Coventry Health Care	First Health	1,745	24.3%	20.1%	13.3%
10/4/2004	Camden Property Trust	Summit Properties	1,011	14.0%	19.8%	16.1%
9/29/2004	Cendant	Orbitz	1,260	34.5%	33.8%	48.4%
8/27/2004	Riley Property Holdings	LNR Property	2,273	6.7%	10.7%	16.8%
8/26/2004	Toronto-Dominion Bank	Banknorth	3,813	27.0%	27.3%	26.0%
8/20/2004	General Growth Properties	Rouse	12,589	33.4%	38.3%	41.2%
8/16/2004	LifePoint Hospitals	Province Healthcare	1,185	66.5%	62.3%	32.1%
8/2/2004	Fifth Third Bancorp	First National Bankshares	1,635	40.5%	47.5%	35.3%
7/27/2004	Cooper Companies	Ocular Sciences	1,178	18.5%	14.9%	17.7%
7/22/2004	Marquee Holdings	AMC Entertainment	1,892	13.6%	35.9%	23.3%
7/21/2004	Investor Group	Texas Genco	2,931	28.4%	42.2%	39.2%
7/13/2004	Bank of America	National Processing	1,424	(9.5%)	(8.0%)	(8.8%)
7/1/2004	Charles River Labs	Inveresk Research	1,522	25.2%	24.0%	30.0%
6/29/2004	National Senior Care	Mariner Health Care	1,013	49.3%	66.4%	80.2%
6/21/2004	Simon Property Group	Chelsea Property	4,861	13.9%	19.9%	27.4%
6/21/2004	Wachovia	SouthTrust	14,156	20.2%	25.5%	30.1%
6/4/2004	MGM Mirage	Mandalay Resort	7,811	30.0%	29.4%	34.9%
5/24/2004	Omnicare	NeighborCare	1,318	69.8%	67.8%	24.5%
5/20/2004	Tellabs	Advanced Fibre Communications	1,482	(1.0%)	0.2%	(19.6%)
5/19/2004	Cardinal Health	ALARIS Medical Systems	1,744	18.4%	11.6%	17.8%
5/18/2004	Marsh & McLennan	Kroll	1,899	32.4%	32.9%	34.6%
5/9/2004	SunTrust Banks	National Commerce Financial	7,025	5.2%	25.8%	20.8%
5/4/2004	Citizens Financial	Charter One Financial	10,530	24.7%	31.5%	25.7%
4/26/2004	UnitedHealth Group	Oxford Health Plans	4,961	14.2%	10.0%	22.4%

Source: SDC database, transactions date from 2004 to YTD.
Note: Analysis includes transactions greater than $1 billion and excludes merger of equals transactions.

34 LAZARD

PROJECT SOLAR
C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis (cont'd)

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
4/20/2004	Investor Group	PanAmSat	$4,282	5.0%	1.4%	14.7%
4/15/2004	EnCana	Tom Brown	2,338	23.8%	23.1%	33.7%
4/7/2004	Kerr-McGee	Westport Resources	2,593	10.7%	10.9%	13.4%
3/29/2004	Lyondell Chemical	Millennium Chemicals	2,546	30.7%	39.6%	18.2%
3/29/2004	Amgen	Tularik	1,457	47.1%	43.6%	33.0%
3/22/2004	Welsh Carson Anderson & Stowe	US Oncology	1,139	18.5%	20.3%	17.3%
3/17/2004	Fisher Scientific	Apogent Technologies	2,720	5.5%	4.7%	1.7%
3/15/2004	BancWest	Community First Bankshares	1,213	12.6%	11.9%	17.5%
3/15/2004	GE Infrastructure	InVision Technologies	1,150	21.3%	23.3%	31.3%
3/5/2004	Blackstone	Extended Stay America	2,066	24.6%	26.3%	27.4%
2/26/2004	Genzyme	ILEX Oncology	1,050	25.0%	17.6%	14.2%
2/17/2004	Cingular Wireless	AT&T Wireless Services	41,005	27.0%	33.0%	44.0%
2/17/2004	National City	Provident Financial	2,088	15.3%	16.8%	21.1%
2/10/2004	ST Assembly Test Services	ChipPAC	1,459	46.9%	58.6%	32.0%
2/6/2004	Juniper Networks	NetScreen Technologies	4,173	59.0%	58.4%	52.2%
1/27/2004	Cargill Crop Nutrition	IMC Global	1,746	44.9%	33.9%	48.8%
1/13/2004	Abbott Laboratories	TheraSense	1,243	33.0%	35.5%	50.0%

		1 day	1 week	4 weeks
Transactions Greater than $1 billion	Mean	**23.8%**	**26.6%**	**27.0%**
	Median	**21.3%**	**24.0%**	**25.7%**
	High	**69.8%**	**67.8%**	**80.2%**
	Low	**(9.5%)**	**(8.0%)**	**(19.6%)**
Transactions Greater than $5 billion	Mean	**15.3%**	**23.1%**	**26.2%**
	Median	**13.0%**	**25.4%**	**23.7%**
	High	**33.4%**	**38.3%**	**44.0%**
	Low	**0.0%**	**(1.2%)**	**5.4%**

Source: SDC database, transactions data from 2004 to YTD.
Note: Analysis includes transactions greater than $1 billion and excludes merger of equals transactions.

35 LAZARD

PROJECT SOLAR

Appendix

PROJECT SOLAR APPENDIX

Shareholder Overview

OWNERSHIP

SHARES (THOUSANDS) ( a )

% OWNERSHIP

Till M Guldimann

759

0.3%

Cristóbal Conde

463

0.2%

Other Insiders

1,690

0.6%

Total Insiders

2,913

1.0%

Barclays Global Investors

30,762

10.7%

Ariel Capital Management

15,947

5.5%

State Street Global Advisors

8,750

3.0%

Smith Barney Asset Management

8,272

2.9%

Van Kampen Asset Management

6,898

2.4%

Vanguard Group

6,459

2.2%

TCW Asset Management

5,447

1.9%

Fidelity Management & Research

4,606

1.6%

Pioneer Global Asset Management

3,596

1.2%

Harris Associates

3,578

1.2%

Top 10 Institutions

94,315

32.7%

Other Institutions

147,700

51.2%

Total Institutions

242,015

83.9%

Other/Retail

43,663

15.1%

Total

288,590

100.0%

Source: FactSet.

Note: Ownership percentages calculated based on 288,590,292 basic shares outstanding as of March 18, 2005. (a) Represents shares beneficially owned.

PROJECT SOLAR APPENDIX

Break Up Fee Analysis

($ in millions)

- The average and median termination fee as a percentage of equity value for transactions with an equity value greater than $1 billion announced in 2005 are 3.1% and 3.2%, respectively

Date	Acquiror	Target	Termin. Fee	Equity Value	Term. Fee / Eq. Value
03/21/05	Medicis Pharmaceutical	Inamed	$90	$2,769	3.3%
03/21/05	IAC/InterActiveCorp	Ask Jeeves	69	1,965	3.5%
03/17/05	Investor Group	Toys "R" Us	248	6,060	4.1%
03/16/05	Seabulk	Seacor	21	1,050	2.0%
03/14/05	IBM	Ascential Software	30	1,120	2.7%
03/09/05	Crompton	Great Lakes Chemical	50	1,550	3.2%
03/07/05	BAE Systems North America	United Defense Industries	119	3,982	3.0%
03/06/05	Capital One Financial	Hibernia	220	5,274	4.2%
02/28/05	Federated Department Stores	May Department Stores	350	10,466	3.3%
02/28/05	Yellow Roadway	USF	26	1,611	1.6%
02/23/05	Medco Health Solutions	Accredo Health	60	2,192	2.7%
02/14/05	Verizon Communications	MCI	200	5,165	3.9%
02/01/05	Danielson Holding	American Ref-Fuel	25	1,940	1.3%
01/31/05	SBC Communications	AT&T Corp	560	14,733	3.8%
01/31/05	Lee Enterprises	Pulitzer	55	1,433	3.8%
01/28/05	Procter & Gamble	Gillette Co	1,920	55,007	3.5%
01/26/05	Cimarex Energy	Magnum Hunter Resources	45	1,551	2.9%
01/10/05	ALLTEL	Western Wireless	120	4,325	2.8%
		Average	$234	$6,788	3.1%
		Median	79	2,480	3.2%
		High	1,920	55,007	4.2%
		Low	21	1,050	1.3%

Source: SDC database, Bloomberg and Lazard

Note: Represents year to date transactions with equity values in excess of $1 billion and for which termination fee information was available.

37 LAZARD